EXHIBIT 99.1

ACTION IS NEEDED ON YOUR INVESTMENT IN:
Griffin Capital Essential Asset REIT II
YOUR VOTE MATTERS
The 2017 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT II scheduled for June 14, 2017 is fast approaching. Your vote is missing and your participation is needed. Please join your fellow shareholders and vote today! We urge you to vote as soon as possible in order to allow Griffin Capital Essential Asset REIT II to obtain the necessary number of votes required to hold the meeting as scheduled.
Please note that proxy solicitation costs are borne by Griffin Capital Essential Asset REIT II stockholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.
Voting is quick, will only take a few minutes of your time, reduces expenses and will benefit all stockholders.
We offer three easy methods for you to vote:

VOTE ONLINE

Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

Voting online must be completed by 11:59 p.m. Eastern Daylight Saving Time on June 13, 2017.
VOTE BY MAIL Return the executed proxy card in the postage-paid envelope provided so it is received by June 13, 2017.

VOTE BY PHONE

If you have your proxy materials, call the toll-free number on your card and follow the touch-tone prompts to vote.

Voting by touch-tone phone must be completed by 11:59 p.m. Eastern Daylight Saving Time on June 13, 2017.

OR

Call toll-free at 1-855-601-2245 Monday through Friday, 9am to 10pm, Eastern Time to speak with a proxy specialist.

To speak with a live agent and vote please call:
1-855-601-2245
Please vote promptly to help the REIT from incurring additional costs related to solicitations.
Thank you for voting!

BR39818P-0617-LTR